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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
The Fresh Juice Company, Inc.

     As independent public accountants, we hereby consent to the inclusion of our report dated September 30, 1996, on the financial statements of Hansen's Juices, Inc. as of June 30, 1996 and for the year then ended, in this Form 8-K/A.

MILLER, KAPLAN, ARASE & CO.

North Hollywood, California
February 11, 1997